                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             JEFFERIES GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                             JEFFERIES GROUP, INC.
                          11100 SANTA MONICA BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, JUNE 7, 2001

                            ------------------------

To the Shareholders of Jefferies Group, Inc.:

     The Annual Meeting of Shareholders of Jefferies Group, Inc. will be held at the principal executive offices of the Company at 11100 Santa Monica Blvd., 11th Floor, Los Angeles, California 90025, on Thursday, June 7, 2001, at 1:30 p.m., local time, to consider and act upon:

     1. Election of seven Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified.

     2. Any other business which may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 30, 2001, are entitled to notice of and to vote at the meeting or any adjournment thereof. A list of such shareholders will be open to examination by any shareholder at the Annual Meeting and for a period of ten days prior to the meeting during ordinary business hours at the offices of the Company located at the address above.

     You are cordially invited to attend the Annual Meeting. If you do not expect to attend, we urge you to return your proxy promptly in the enclosed envelope. The return of the proxy does not affect your right to vote in person should you decide to attend the meeting.

                                          For the Board of Directors,

                                          Jerry M. Gluck
                                          Secretary

April 11, 2001

                             JEFFERIES GROUP, INC.
                          11100 SANTA MONICA BOULEVARD
                         LOS ANGELES, CALIFORNIA 90025

                                                                  APRIL 11, 2001

                                PROXY STATEMENT

     The proxy of each shareholder of Jefferies Group, Inc. (the "Company") is being solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at the offices of the Company at 11100 Santa Monica Blvd, 11th Floor, Los Angeles, California, 90025, on Thursday, June 7, 2001, at 1:30 p.m., local time, and at any adjournment thereof. All shareholders of record at the close of business on March 30, 2001, are entitled to notice of and to vote at the meeting. The Company is first mailing this Notice of Annual Meeting, Proxy Statement and form of proxy to shareholders on or about April 11, 2001.

     The enclosed form of proxy is for use by the Board of Directors at the meeting and any adjournment thereof. Any shareholder who signs and returns the proxy may revoke it at any time before it has been voted by (i) delivering written notice of its revocation to the Secretary of the Company, (ii) delivering a duly executed proxy bearing a later date to the Secretary of the Company, or (iii) attending the meeting and voting in person.

     All shares represented by valid proxies received pursuant to this solicitation will be voted in accordance with the directions thereon. In the absence of contrary directions, such shares will be voted (i) for the election of the seven nominees for Director whose names are listed herein, and (ii) in the discretion of the proxy holders named in the accompanying proxy as to other matters which may properly come before the meeting.

     Each nominee has consented to being a nominee and to serving as a Director if elected. In the event that any nominee shall be unable to serve as a Director (which is not now anticipated), proxies will be voted for substitute nominees recommended by the Board of Directors of the Company.

     All costs of solicitation of proxies will be borne by the Company. Although there are no formal agreements to do so, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials and annual reports to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, telegraph or facsimile transmission, by Directors and Officers of the Company, who will not receive special compensation for such solicitation.

     The outstanding voting securities of the Company consisted of 25,713,792 shares of Common Stock, on March 30, 2001, which is the record date for determining shareholders entitled to notice of and to vote at the meeting. Each share is entitled to one non-cumulative vote for each Director to be elected and one vote on each separate matter of business properly brought before the meeting.

     The election of Directors will be determined by a plurality of the votes cast by holders of the shares present in person or represented by proxy and entitled to vote at the meeting, and approval of other items at the meeting will require the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote on such items at the meeting. Accordingly, in the case of shares that are present or represented at the meeting for quorum purposes, not voting such shares for a particular nominee for Director, including by withholding authority on the proxy, will not operate to prevent the election of such nominee if he otherwise receives affirmative votes; an abstention on any other item will have the effect of a vote against that item; a broker "non-vote" (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) on any other item will have no effect on the vote on such item.

     The votes of all shareholders will be held in confidence from the Company, its Directors, Officers and employees except (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;
(ii) in case of a contested proxy solicitation; (iii) in the event that a shareholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspector of election to certify the results of the vote. The Company has retained EquiServe, First Chicago Trust Division, its transfer agent, as independent inspector of election to receive and tabulate the proxies, certify the results, and perform any other acts required by the Delaware General Corporation Law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each Director, (iii) each Executive Officer named in the Summary Compensation Table and (iv) all Directors and Executive Officers as a group. The information set forth below is as of March 1, 2001, unless otherwise indicated. Information regarding shareholders other than Directors, Executive Officers and employee benefit plans is based upon information contained in Schedules 13D or 13G filed with the Securities and Exchange Commission ("SEC") and furnished to the Company by such shareholders. The number of shares beneficially owned by each shareholder and the percentage of the outstanding Common Stock those shares represent include shares that may be acquired by that shareholder within 60 days of March 1, 2001 through the exercise of any option, warrant or right. The mailing address of the parties listed below is the Company's principal business address unless otherwise indicated.

                                                              SHARES OF COMMON       PERCENTAGE OF
                                                             STOCK BENEFICIALLY       COMMON STOCK
           NAME AND ADDRESS OF BENEFICIAL OWNER                    OWNED           BENEFICIALLY OWNED
           ------------------------------------              ------------------    ------------------
Jefferies Group, Inc. Employee Stock Ownership Plan........      4,240,170(1)             16.9%
Frank E. Baxter............................................      1,473,919(2)              5.9%
Tweedy, Browne Company L.L.C. .............................      1,268,096(3)              5.1%
  52 Vanderbilt Ave., 8th Floor
  New York, New York 10017
Richard B. Handler.........................................      1,192,129(4)              4.7%
John C. Shaw, Jr. .........................................        242,552(5)              1.0%
Richard G. Dooley..........................................        110,339(6)                *
Frank J. Macchiarola.......................................         89,951(7)                *
Jerry M. Gluck.............................................         81,702(8)                *
Sheldon B. Lubar...........................................         43,530(9)                *
Joseph A. Schenk...........................................         32,379(10)               *
W. Patrick Campbell........................................          7,832(11)               *
All Directors and Executive Officers.......................      3,349,874(12)            13.4%

---------------
  * The percentage of shares beneficially owned does not exceed one percent of the class.

 (1) The terms of the Jefferies Group, Inc. Employee Stock Ownership Plan (the "ESOP") provide for the voting rights associated with the shares held by the ESOP to be passed through and exercised exclusively by the participants in the ESOP to the extent that such securities are allocated to a participant's account. As of November 30, 2000, 3,942,259 shares of Common Stock held in the ESOP Trust were allocated to the accounts of ESOP participants, and 297,911 shares of Common Stock held in the ESOP Trust were held in a leveraged account for future use. Those shares allocated to the accounts of Directors and Executive Officers are indicated on their respective entries in the table and are also included in the ESOP figure. The ESOP and the Trustee of the ESOP, Wells Fargo Bank, N.A., may be deemed to have shared dispositive power over the shares held by the ESOP. The Board of Directors of the Company appoints the members of the committee which serves as the Plan Administrator of the ESOP. Messrs. Frank E. Baxter, Chairman of the Company, Joseph A. Schenk, Chief Financial Officer of the Company, and Melvin W. Locke, Jr., Director of Human Resources of Jefferies & Company, Inc., presently serve on the committee. These individuals each disclaim beneficial ownership of the shares held by the ESOP except those shares allocated to his ESOP account. Wells Fargo Bank, N.A., and its parent company, Wells Fargo & Company, have filed a Schedule 13G with the Securities and Exchange commission reporting that, at December 31, 2000, such entities beneficially owned 4,155,370 shares, which would represent 16.6% of the Common Stock outstanding at March 1, 2001. Such entities reported having shared voting power over 4,140,170 shares and shared dispositive power over 4,155,370 shares. The Company believes that the beneficial ownership reported by such entities includes the shares held by the ESOP.

 (2) Includes 43,462 shares subject to immediately exercisable options; 9,026 shares Mr. Baxter holds as custodian for his children's accounts; and 212 shares held by the Trustee of the ESOP. Participants in the ESOP have sole voting power and no dispositive power over shares allocated to their accounts.

 (3) Tweedy, Browne Company LLC, a Delaware limited liability company ("TBC"), filed a statement on Schedule 13G reporting beneficial ownership at December 31, 2000. TBC reported beneficial ownership of 1,268,096 shares at that date, with sole voting power over 1,198,846 shares and sole dispositive power over 1,268,096 shares. The percentage shown in the table is calculated based on the number of shares of Common Stock outstanding at March 1, 2001.

 (4) Includes 385,488 shares subject to immediately exercisable options, and 25,855 shares held under the ESOP.

 (5) Includes 83,967 shares subject to immediately exercisable options; 50,000 shares subject to options which will become exercisable within 60 days after March 1, 2001; 66,154 shares held under the ESOP and 862 shares held by the Trustee of the Jefferies Group, Inc. Profit Sharing Plan (the "PSP"). Participants in the PSP have sole voting power and limited dispositive power over shares allocated to their PSP accounts.

 (6) Includes 53,976 shares subject to immediately exercisable options.

 (7) Includes 48,655 shares subject to immediately exercisable options; 656 shares subject to options which will become exercisable within 60 days after March 1, 2001.

 (8) Includes 6,545 shares subject to immediately exercisable options; 50,192 shares under the ESOP and 672 shares under the PSP.

 (9) Includes 6,367 shares held by Mr. Lubar's spouse; 26,343 shares subject to immediately exercisable options; 570 shares subject to options which will become exercisable within 60 days after March 1, 2001.

(10) Includes 437 shares under the ESOP and 3,877 shares under the PSP.

(11) Includes 7,215 shares subject to immediately exercisable options; 570 shares subject to options which will become exercisable within 60 days after March 1, 2001.

(12) Includes 662,196 shares subject to immediately exercisable options; 51,796 shares subject to options which will become exercisable within 60 days after March 1, 2001; 194,590 shares held under the ESOP for all Executive Officers as a group; and 6,219 shares under the PSP for Executive Officers as a group.

                             ELECTION OF DIRECTORS

     Under the Company's By-Laws, the Board of Directors is authorized to determine the number of Directors of the Company, which may not be less than six nor more than seventeen Directors. The number of authorized Directors to be elected at the Annual Meeting has been fixed at seven. Such Directors will be elected to serve until the next Annual Meeting and until their successors shall be elected and qualify.

                INFORMATION CONCERNING NOMINEES FOR DIRECTOR AND
                               EXECUTIVE OFFICERS

NOMINEES

     The following information is submitted concerning the nominees for election as Directors:

     FRANK E. BAXTER, 64, a nominee, has been Chairman of the Board since September 26, 1990, and a Director of the Company and of Jefferies & Company, Inc. ("Jefferies") since 1975. From March 1987 until

December 2000, Mr. Baxter was also Chief Executive Officer of the Company and of Jefferies. Mr. Baxter has previously served as President of the Company and of Jefferies from January 1986 until December 1996, Executive Vice President, National Sales Manager and New York Branch Manager of Jefferies, and Managing Director of the Company's U.K. subsidiary. Mr. Baxter has been a Director of Investment Technology Group, Inc. ("ITGI") since March 1994, and was a Director of ITG Inc., ITGI's wholly owned broker-dealer subsidiary, from January 1994 through January 1997. Mr. Baxter has also been a director of Burdett Buckeridge Young Limited since 1994, a member of the Board of Governors of the National Association of Securities Dealers, Inc. since January 1998, and was a member of the Board of Directors of the Securities Industry Association from November 1995 through December 2000.

     W. PATRICK CAMPBELL, 55, a nominee, has been a Director of the Company since January 2000. Mr. Campbell has been Chairman and Chief Executive Officer of Magex Limited since August 2000. From 1994 until October 1999, Mr. Campbell was Executive Vice President of Corporate Strategy and Business Development at Ameritech Corp. where he was a member of the Management Committee and directed all corporate strategy and merger and acquisition activity. From 1989 to 1994, Mr. Campbell served as President and Chief Executive Officer of Columbia TriStar Home Video, a Sony Pictures Entertainment Company, and has previously been President of RCA/Columbia Pictures International Video. Mr. Campbell has also been a director of Black & Veatch since November 1999. Mr. Campbell is also a trustee for the Museum of Science and Industry in Chicago. Mr. Campbell is also a member of the Company's Audit Committee and Compensation Committee.

     RICHARD G. DOOLEY, 71, a nominee, has been a Director of the Company since November 1993. From 1978 until his retirement in June 1993, Mr. Dooley was Executive Vice President and Chief Investment Officer of Massachusetts Mutual Life Insurance Company ("Mass Mutual"); Mr. Dooley is currently a consultant to Mass Mutual. Mr. Dooley has also been a director of Advest Group, Inc. since 1983, HSB Group, Inc. since 1984, Kimco Realty Corporation since 1990, and various Mass Mutual sponsored investment companies. Mr. Dooley is also a trustee of Saint Anselm College and Chairman of the Board of The Nellie Mae Foundation, Inc. Mr. Dooley is Chairman of the Company's Compensation Committee and a member of the Audit Committee.

     RICHARD B. HANDLER, 39, a nominee, has been the Chief Executive Officer of the Company and Jefferies since January 2001. He also served as Co-President and Co-Chief Operating Officer of both entities during 2000. Mr. Handler was elected to the Board of Directors of the Company in May 1998 and to the Board of Jefferies in May 1993. He has been the Managing Director of High Yield Capital Markets at Jefferies since May 1993, after co-founding that group as an Executive Vice President in April 1990. He is the President and Chief Executive Officer of the Jefferies Partners Opportunity family of funds and serves on the advisory board of the Wayland Fund of Cargill Financial Services Corporation. Mr. Handler received an MBA from Stanford University in 1987 and a BA in Economics from the University of Rochester in 1983.

     SHELDON B. LUBAR, 71, a nominee, has been Chairman of the Board of Lubar & Co. Incorporated, an investment banking firm, since 1977. From 1987 to 1999, he was Chairman of the Board of Christiana Companies, Inc., a New York Stock Exchange listed company that provides refrigerated warehousing and logistics. Mr. Lubar has also been a Director of C2, Inc. since 1998, Weatherford International, Inc. since 1995, MGIC Investment Corporation since 1991, Firstar Corporation since 1986, Massachusetts Mutual Insurance Co. since 1977, and Grant Prideco, Inc. since 2000. Mr. Lubar is a member of the Company's Audit Committee and Compensation Committee.

     FRANK J. MACCHIAROLA, 60, a nominee, has been a Director of the Company since August 1991. He is currently the President of St. Francis College, where he has served in that capacity since July 1996. He also serves as special counsel to the law firm of Tannenbaum, Halpern, Syracuse & Hirschtritt, LLP. Previously, Mr. Macchiarola was a Professor of Law and Political Science and the Dean of the Benjamin N. Cardozo School of Law at Yeshiva University in New York City from 1991 to 1996, Professor of Business in the Graduate School of Business at Columbia University from 1987 to 1991, President and Chief Executive Officer of the New York City Partnership, Inc. from 1983 to 1987 and prior to 1985, he was a faculty member at the City University of New York and Chancellor of the New York City Public School System. Mr. Macchiarola has been a Trustee of the Manville Personal Injury Trust since 1991, and a Director of

Liberty Media Corp. since 2000. Mr. Macchiarola is Chairman of the Company's Audit Committee and a member of the Compensation Committee.

     JOHN C. SHAW, JR., 54, a nominee, has been President and Chief Operating Officer of the Company and Jefferies since January 2001. Mr. Shaw has also been a Director of the Company since January 2000, and a Director of Jefferies since 1983. Mr. Shaw was Co-President and Co-Chief Operating Officer of the Company from January 2000 through December 2000, and of Jefferies from February 2000 through December 2000. Mr. Shaw was Executive Vice President and Regional Manager of the firm's Boston office from 1994 to 1997 and began his tenure at Jefferies in 1983 as a Senior Vice President and Regional Manager of the firm's Chicago office. Before joining Jefferies, Mr. Shaw was a Senior Vice President and Institutional Branch Manager at First Boston in Chicago, and previously, was a Senior Vice President and Branch Manager at Cantor Fitzgerald in Chicago, where he started in 1976.

OTHER EXECUTIVE OFFICERS

     The Executive Officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board. Other than Messrs. Baxter, Handler and Shaw, for whom information is provided above, the following sets forth information as to the Executive Officers:

     JERRY M. GLUCK, 53, has been Secretary and General Counsel of the Company and Jefferies since May 1985 and a Director of Jefferies since November 1984.

     JOSEPH A. SCHENK, 42, has been Chief Financial Officer of the Company since January 2000, and was a Senior Vice President, Corporate Services, of Jefferies, from September 1997 through December 1999. From January 1996 through September 1997, Mr. Schenk was Chief Financial Officer and Treasurer of Tel-Save Holdings, Inc., now Talk.com Inc. From September 1993 to January 1996, Mr. Schenk was Vice President, Capital Markets Group, with Jefferies.

     MAXINE SYRJAMAKI, 56, has been Controller of the Company since May 1987, an Executive Vice President of Jefferies since November 1986 and Chief Financial Officer of Jefferies since September 1984.

               COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Board of Directors of the Company held seven meetings during 2000. Each incumbent member of the Board of Directors attended, during his term of office, at least 75% of the total number of meetings of the Board of Directors and Committees thereof, of which such Director was a member.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have an Executive Committee or a Nominating Committee.

     The current Audit Committee members are Frank J. Macchiarola, Chairman, W. Patrick Campbell, Richard G. Dooley and Sheldon B. Lubar. Each of the Audit Committee members is an independent director as required by the rules of the New York Stock Exchange. The Audit Committee is responsible for reviewing with the independent auditors of the Company and management the independent auditors' audit and review programs and procedures, the financial statements and the adequacy of the Company's system of internal accounting controls. The Audit Committee has adopted a written charter which is attached to this Proxy Statement as Appendix I. The Committee also reviews the professional services provided by the independent auditors and makes recommendations to the Board as to the auditors' engagement or discharge. During 2000, there were seven meetings of the Audit Committee.

     The current Compensation Committee members are Richard G. Dooley, Chairman,
W. Patrick Campbell, Sheldon B. Lubar and Frank J. Macchiarola. The Compensation Committee develops and implements compensation policies, plans and programs for the Company's Executive Officers. During 2000, there were seven meetings of the Compensation Committee.

                             DIRECTOR COMPENSATION

     Each non-employee Director (Messrs. Campbell, Dooley, Lubar and Macchiarola) receives an annual retainer of $20,000, paid quarterly, $1,000 for attendance at each of six regular meetings of the Board, and $2,000 for attendance at each special meeting of the Board. In addition, the Chairmen of the Audit and Compensation Committees are paid an annual fee of $3,000, and Directors receive $750 for each Committee meeting attended.

     Under the Company's 1999 Directors' Stock Compensation Plan (the "DSCP"), each non-employee Director may elect to receive annual retainer fees and Chairman's fees in the form of cash, stock options, deferred cash, or deferred shares. If a Director elects to be paid in the form of options, the number of options granted, valued using an option valuation methodology determined by the Board, shall have a value equal to the amount of such fees. Such options have an exercise price determined in accordance with the option valuation methodology used by the Board. Each option will vest and become exercisable as to 25% of the underlying shares on the June 30, September 30, December 31, and March 31 following the date of grant (or at a faster rate if options are granted at times other than the customary annual meeting date), except that an option will become fully exercisable at the end of the plan year if the Director serves through such date. Options will expire ten years after the date of grant, except that any part of the option not exercisable at the time a Director ceases to serve as a Director will expire at that time, regardless of the reason for the Director's termination, and the part of an unexercisable option attributable to fees for service as Chairman or a member of a committee will expire at the time committee service terminates.

     A non-employee Director may elect to defer receipt of annual retainer fees (other than fees paid in the form of options), fees for service as chairman of a Board committee, and Board and committee meeting fees by filing an election prior to the beginning of the plan year. If such fees are deferred in the form of cash, the Company will credit a cash account established for the Director with the amount of fees deferred, at the date such fees otherwise would be payable to the Director. Interest will be credited to such account for a plan year at the prime interest rate in effect at the date of the preceding annual meeting of stockholders.

     If Directors' fees are deferred in the form of deferred shares, the Company will credit a deferral account established for the Director with a number of deferred shares equal to the number of shares (including fractional shares) having an aggregate fair market value at the date fees otherwise would be payable equal to the amount of fees deferred in such form. Dividend equivalents equal to dividends declared and paid on the Common Stock will be credited on deferred shares then credited to a Director's account, which amounts will be deemed to be reinvested in additional deferred shares.

     In addition, under the DSCP, an option to purchase 4,500 shares of stock will be granted each year to each Director of the Company who is then eligible to receive an option grant at the close of business on the day of the Company's annual meeting of stockholders at which Directors are elected by the Company's stockholders. Prior to 2001, the annual option grant under the DSCP was 4,000 shares. A newly elected Director is also automatically granted an option to purchase 5,000 shares under the plan. No director may be granted an annual option grant more than once during any one calendar year under the plan.

     Directors who are also employees of the Company are not paid Directors' fees and are not granted options for serving as Directors.

     Each Director may participate in the Company's Charitable Gifts Matching Program pursuant to which the Company will match 50% of charitable contributions made by a Director, up to a maximum dollar amount of $1,500 per person per year.

     The children of Directors may also participate (along with the children of all employees of the Company) in the Stephen A. Jefferies Educational Grant Program which provides scholarship awards for secondary and post-secondary education based on factors such as financial need, academic merit and personal statements. The grants are made by an independent scholarship committee, none of whose members are affiliated with the Company.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2000, 1999, and 1998, of those persons who were, during 2000, the Chief Executive Officer and the other four most highly compensated Executive Officers of the Company specified by SEC rules (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                          -------------------------------------
                                           ANNUAL COMPENSATION(1)                  AWARDS              PAYOUTS
                                       -------------------------------    ------------------------    ---------
             (A)               (B)       (C)         (D)         (E)         (F)           (G)           (H)          (I)
                                                                                        SECURITIES
                                                                OTHER     RESTRICTED      UNDER-
                                                               ANNUAL       STOCK         LYING                    ALL OTHER
     NAME AND PRINCIPAL                                        COMPEN-     AWARD(S)      OPTIONS/       LTIP        COMPEN-
          POSITION             YEAR    SALARY     BONUS(2)     SATION       (2)(3)         SARS        PAYOUTS     SATION(4)
-----------------------------  ----    -------    ---------    -------    ----------    ----------    ---------    ---------
Frank E. Baxter..............  2000    400,000    3,739,000        --            --           --             --     339,369
  Chairman                     1999    400,000    3,378,000        --            --       44,462             --     388,367
                               1998    400,000      818,918    15,848     1,638,082           --      1,487,660      81,004
Jerry M. Gluck...............  2000    214,000      236,000        --            --           --             --      11,229
  Secretary &                  1999    214,000      185,460        --            --       17,545             --      11,610
  General Counsel              1998    214,000      166,000     4,299        79,448           --             --      33,172
Richard B. Handler...........  2000    250,000    8,388,400        --     3,530,804      170,000             --      11,229
  Chief Executive Officer      1999    250,000    9,131,838        --     2,772,766      101,000             --      11,610
                               1998    250,000    8,735,197    15,963     3,564,946       55,000             --      78,485
Joseph A. Schenk.............  2000    275,000    1,718,000        --            --           --             --      11,229
  Chief Financial Officer
John C. Shaw, Jr.............  2000    250,000    5,404,000        --            --      190,000             --      11,229
  President & Chief Operating
  Officer

---------------
(1) The amounts shown include cash and non-cash compensation earned by the Named Executive Officers as well as amounts earned but deferred at the election of those Named Executive Officers.

(2) Mr. Handler's compensation for 1998 and 1999 has been adjusted by an additional $600,000 as annual bonus and $244,885 as restricted stock granted for 1998 and $600,000 as annual bonus and $201,502 as restricted stock granted for 1999. These adjustments resulted from a review of the incentive compensation payout calculations for those two years, which determined that the prior incentive compensation calculations did not accurately apply the performance formulas previously approved by the Compensation Committee.

(3) On December 31, 2000, the following Named Executive Officers held restricted stock of the Company: Mr. Gluck: 1,585 restricted shares with an aggregate market value of $49,531; Mr. Handler: 183,374 restricted shares with an aggregate market value of $5,730,438. Restrictions on Mr. Gluck's restricted stock granted January 27, 1999 will lapse on January 26, 2002. Restrictions on 71,837 of Mr. Handler's restricted shares granted February 25, 1999 will lapse on June 30, 2001, on 11,093 restricted shares granted April 12, 1999 will lapse on March 31, 2002, and on 100,444 restricted shares granted January 25, 2000, on June 30, 2002. Dividends are paid on restricted stock on the same basis as on unrestricted common shares.

(4) The total amounts for 2000 shown in the "All Other Compensation" column include the following:

     (a) The Company's matching contributions under the Company's Section 401(k)/Profit Sharing Plan ("PSP"). During the plan year ended November 30, 2000, Mr. Baxter received $5,376, and Messrs. Gluck, Handler, Schenk and Shaw each received $5,775 as the Company's matching contributions.

     (b) Contributions and forfeitures under the Company's Employee Stock Ownership Plan ("ESOP"). During the plan year ended November 30, 2000, each Named Executive Officer's account was credited with 2.7209 shares of the Company's common stock at an original cost of $.9505 per share, and with .0496 shares at an original cost of $24.4103 per share, for a total value of $82 as a result of such forfeitures. In addition, each Named Executive Officer's account was credited with 212 shares as a Company contribution to the ESOP, with a value of $5,067.

     (c) Forfeitures under the PSP. During the plan year ended November 30, 2000, the accounts of each of the Named Executive Officers was credited with $305 as a result of PSP forfeitures.

     (d) Compensation to Mr. Baxter, in the amount of $328,539, resulting from a split-dollar insurance policy purchased by the Company in 2000 for his benefit. In accordance with Securities and Exchange Commission rules, the amount of compensation is calculated on the assumption that most of the premiums paid by the Company represent a long-term, no-interest loan to the executive, the principal amount of which will be fully repaid to the Company fifteen years after purchase of the policy. The amount calculated under this method has been reduced to reflect a portion of the amount of a deferred compensation liability of the Company to Mr. Baxter canceled in 1999. The amount of the canceled liability, assuming interest accruing at a non-preferential rate, is being applied proportionately over the five years during which the Company will pay premiums under the insurance policy, as an offset reducing the reportable compensation resulting from the policy.

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS(1)
                           -------------------------------------------------------------
                           NUMBER OF
                           SECURITIES     % OF TOTAL                                        POTENTIAL REALIZABLE VALUE AT
                           UNDERLYING      OPTIONS/                 MARKET                      ASSUMED ANNUAL RATES
                            OPTIONS/         SARS       EXERCISE   PRICE ON                  OF STOCK PRICE APPRECIATION
                              SARS        GRANTED TO    OR BASE    DATE OF                         FOR OPTION TERM
                            GRANTED      EMPLOYEES IN    PRICE      GRANT     EXPIRATION   -------------------------------
          NAME                (#)        FISCAL YEAR     ($/SH)      ($)         DATE       0%        5%           10%
          ----             ----------    ------------   --------   --------   ----------   -----   ---------   -----------
Richard B. Handler.......    50,000(2)       7.042%     $21.381    $21.381    12/31/2004     --    $295,359    $  652,666
Richard B. Handler.......   120,000(3)      16.901%     $ 27.25    $ 27.25    11/15/2005     --    $903,441    $1,996,368
John C. Shaw, Jr. .......   150,000(4)      21.127%     $ 21.50    $ 21.50     1/24/2005     --    $891,008    $1,968,895
John C. Shaw, Jr. .......    40,000(5)       5.634%     $ 27.25    $ 27.25    11/15/2005     --    $301,147    $  665,456

---------------
(1) Unless otherwise indicated, all options are non-qualified options which expire at the earlier of the date indicated in the table, the date of termination of the executive's employment for any reason with respect to the unvested portion of any option, or the date 60 days after termination of employment with respect to the vested portion of any option. The exercise price may be paid in cash, by surrender of previously acquired shares, or in any other manner permitted by the Compensation Committee, and the executive may elect to pay applicable withholding taxes in cash, by having option shares withheld by the Company, or by surrendering previously acquired shares to the Company.

(2) The options are vested and immediately exercisable.

(3) 60,000 shares will become vested and exercisable on each of November 15, 2001, and November 15, 2002.

(4) 50,000 shares became vested and exercisable on January 25, 2001, and 50,000 shares will become vested and exercisable on each of January 25, 2002, and January 25, 2003.

(5) 20,000 shares will become vested and exercisable on each of November 15, 2001, and November 15, 2002.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                SHARES                   UNDERLYING UNEXERCISED        IN-THE-MONEY
                              ACQUIRED ON     VALUE      OPTIONS/SARS AT FY-END    OPTIONS/SARS AT FY-
                               EXERCISE      REALIZED     (#) EXERCISABLE (E)/     END ($) EXERCISABLE/
            NAME                  (#)          ($)         UNEXERCISABLE (U)         UNEXERCISABLE(1)
            ----              -----------    --------    ----------------------    --------------------
Frank E. Baxter.............                                     43,462(E)              $  377,685(E)
                                                                  1,000(U)              $    8,690(U)
Jerry M. Gluck..............                                      6,545(E)              $   56,876(E)
                                                                 11,000(U)              $   95,590(U)
Richard B. Handler..........                                    335,488(E)              $2,681,431(E)
                                                                121,000(U)              $  488,690(U)
John C. Shaw, Jr. ..........                                     33,967(E)              $  295,173(E)
                                                                241,000(U)              $2,065,690(U)

---------------
(1) At December 29, 2000, the closing price of the Company's Common Stock was $31.25, which was the price used to determine the year-end value tables.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and Executive Officers, and persons who beneficially own more than 10% of the Company's outstanding Common Stock, to file with the SEC, by a specified date, initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. Directors, Executive Officers, and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION, REPORT OF THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 13 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, the members of which in 2000 were Messrs. Campbell, Dooley, Macchiarola, and Lubar, has furnished the following report on executive compensation:

To: The Board of Directors and Shareholders of Jefferies Group, Inc.

     Under the supervision of the four members of the Compensation Committee (the "Committee"), each of whom is a non-employee Director, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company and thus shareholder value. The Committee has established compensation policies, plans and programs for the Company's executive officers which are designed to provide competitive levels of compensation, reward productivity and profitability, and encourage long-term service to the Company.

     The Committee administers the Company's 1999 Incentive Compensation Plan, as amended and restated (the "1999 Plan"). The 1999 Plan provides for cash-based incentive awards, which constitute a major component of the Company's executive compensation program. The Plan also provides for grants of stock options and other share-based awards. The Committee believes that such awards, which provide substantial rewards to executives if the value of the Company's stock rises during the life of the award, can be beneficial in aligning the interests of executive officers with the interests of shareholders.

     In implementing compensation policies, plans, and programs for 2000, the Committee considered the effects of Section 162(m) of the Internal Revenue Code.
Section 162(m) generally disallows a public company's tax deduction for compensation to its chief executive officer and four other most highly compensated executive officers in excess of $1 million in any tax year. Under
Section 162(m), compensation that qualifies as "performance-based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible even though such compensation may (together with other compensation) exceed $1 million in a given year. The Committee intends to seek to preserve the tax deductibility of compensation to executive officers, to the extent that this objective does not impair the operation and effectiveness of the Company's compensation policies and programs. To this end, the 1999 Plan was designed and implemented in a manner that should enable the Committee to grant annual incentive awards, stock options, and other awards as qualifying "performance-based compensation" that will remain fully deductible by the Company. The Committee retains the flexibility, however, to enter into arrangements that may result in nondeductible compensation to executive officers. The Committee believes that no compensation otherwise deductible for 2000 was subject to the Section 162(m) deductibility limit.

COMPENSATION PAID TO EXECUTIVE OFFICERS GENERALLY

     Annual compensation paid to executive officers in 2000, including the named executive officers, generally consisted of a base salary and/or draw and an annual bonus which was determined (i) in whole or in part by reference to net earnings of the Company, and (ii), in the case of executive officers with responsibility for revenue-producing departments or divisions, in whole or in part by reference to departmental or divisional profitability, and, in some cases, revenues or other measures of performance. In addition, in the case of certain executive officers with predominantly administrative functions, in determining the amount of annual bonus payable, the Committee considered individual initiative and performance.

     The amount of each executive officer's base salary or draw is intended by the Committee to provide a level of income that is predictable, so that such executive officer will be able to meet living expenses and financial commitments. Certain executive officers receive draws, which are forfeitable, against potential bonus amounts. Although the Committee considers competitive practices in this regard, its determination of the level of base salary or draw generally is a subjective one.

     The 1999 Plan contains broad authority to implement annual and long-term incentive awards. The Pay-For-Performance Incentive Plan implements annual bonuses under the 1999 Plan. In accordance with the Pay-For-Performance Plan, the Committee determined formulas for payment of an annual bonus to each such executive officer in early 2000 with a view to providing overall compensation which would provide the executive with a competitive compensation package and align the interests of the executive with those of the Company's shareholders. The Committee also received significant input from the Chief Executive Officer in determining the formulas for such executive officers' compensation. The Committee may also consider requests from the affected executive in setting the elements and amounts of the executive's compensation. In the case of executive officers with responsibility for revenue-producing departments or divisions, the Committee assessed the contribution such department or division could make to the Company's overall financial performance and sought to provide a substantial incentive to the executive officer to maximize such contribution. In determining amounts of bonus potentially payable under the Pay-For-Performance Incentive Plan, although the Committee considered competitive practices, its determinations for individuals were generally subjective. The Committee in some cases requires or permits portions of annual bonus to be deferred, and to be deemed invested in specified investment vehicles during the period of deferral.

     The Committee granted equity-based awards during 2000 to executive officers, primarily in the form of options and restricted stock. Most restricted stock grants to executive officers, and some grants of options, represent an alternative form of payout of a cash-denominated annual bonus. These grants in lieu of annual bonus generally have short vesting periods, and usually are made with the concurrence of the affected executive officer. Where equity awards are intended as an additional element of long-term compensation, the grant generally is based on the Committee's review of trends in the compensation of executives in the securities industry and its subjective judgment as to the appropriate level of total compensation for the executive officer. Long-term equity-based awards serve both to align the interests of executive officers with those of shareholders and to promote retention and long-term service to the Company.

     The Committee considers competitive compensation data, but does not attempt to target total compensation or particular elements of compensation to a percentile of a group of comparable companies.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER IN 2000

     As members of the Compensation Committee, it is our responsibility to evaluate the performance and establish the compensation level of the Company's CEO. Mr. Frank E. Baxter served as CEO of the Company through December 31, 2000. (In 2001, Mr. Richard B. Handler became CEO; Mr. Baxter continues as Chairman of the Board.) The Committee retained William M. Mercer, Incorporated to assist it in setting the compensation of the Chief Executive Officer.

     Mr. Baxter's compensation package for 2000 was intended to motivate and reward Mr. Baxter for achieving levels of net earnings, which the Committee believed promoted the best interests of the Company's shareholders and encouraged Mr. Baxter to serve the Company. In setting Mr. Baxter's compensation for 2000, the Committee intended that Mr. Baxter's compensation would be competitive with that of CEOs of other companies of comparable size in the securities industry, but that a large percentage of his target compensation would be based upon objective performance criteria, specifically, the net earnings of the Company.

     For 2000, Mr. Baxter's compensation consisted of a base salary of $400,000, and an incentive award implemented under and subject to the terms of the Pay-for-Performance Incentive Plan. Mr. Baxter's base salary remained at the prior year's level. By this means the Committee sought to provide Mr. Baxter with a non-performance based element of compensation that was certain as to payment. In making this subjective determination, the Committee recognized that, by providing a non-performance based element to the CEO's compensation, some trade-off exists between a desire to avoid exposing the CEO to excessive amounts of risk and the desire to align the interests of the CEO as closely as possible with those of the Company's shareholders.

     During the first quarter of 2000, the Committee also established the terms of Mr. Baxter's incentive award. The Committee specified this annual incentive award as 6.8% of net earnings from continuing operations.

     Under Mr. Baxter's leadership, the Company experienced 13% year-over-year growth in its net earnings from continuing operations in 2000. Mr. Baxter earned a bonus of $3,739,000 as a result of this 2000 performance.

     The foregoing report has been furnished by:

                          Richard G. Dooley, Chairman
          W. Patrick Campbell, Frank J. Macchiarola & Sheldon B. Lubar

                                     * * *

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the audited financial statements with management to ensure that the financial statements were prepared in accordance with generally accepted accounting principles and accurately reflect the financial position of the Company. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, and has received written disclosures and a required letter from the independent auditors regarding their independence. Based upon its discussions with management, review of the independent auditor's letter, discussions with the independent auditors and other appropriate investigation, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K. The Audit Committee has reviewed the non-audit fees described below and has concluded that the amount and nature of those fees is compatible with maintaining the independent auditor's independence.

     The foregoing report has been furnished by:

                         Frank J. Macchiarola, Chairman
           W. Patrick Campbell, Richard G. Dooley & Sheldon B. Lubar

                                     * * *

                      INFORMATION REGARDING AUDITORS' FEES

     The following fees were paid by the Company to the independent auditors for services rendered during 2000:

          Audit Fees -- The Company's independent auditors have billed the Company for an aggregate of $271,124 for the audit and reviews of the Company's financial statements and its benefit plans.

          Financial Information Systems Design and Implementation Fees -- The Company's independent auditors have not billed the Company for professional services relating to financial information systems design or implementation.

          All Other Fees -- The Company's independent auditors billed the Company an aggregate of $399,461 for all other services, including tax related services, performed on behalf of the Company during 2000.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index, and the Financial Service Analytics Brokerage Composite Index ("FSA Composite") for the period of five fiscal years, commencing January 1, 1996 (based on prices at December 31, 1995), and ending December 31, 2000.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
JEFFERIES GROUP, INC.'S COMMON, STANDARD & POOR'S 500 AND FSA COMPOSITE INDICES

                              [PERFORMANCE GRAPH]

      --------------------------------------------------------------------------------
                              1995      1996      1997      1998      1999      2000
                             ---------------------------------------------------------
       Jefferies Group,
        Inc.                   100       172       350       426       526       753
       FSA Composite           100       146       270       308       457       637
       S&P 500                 100       123       164       211       255       233
      --------------------------------------------------------------------------------

* Normalized so that the value of the Company's Common Stock and each index was $100 on December 31, 1995, assuming all dividends were reinvested.

                                  PENSION PLAN

     All employees of the Company prior to April 1, 1997, who are citizens or residents of the United States, who are 21 years of age, and who have completed one year of service with the Company are covered by the Jefferies Group, Inc. Employees' Pension Plan (the "Pension Plan"), a defined benefit plan, which was originally adopted in 1964 and amended in January 1987. The Pension Plan is funded through contributions by the Company and earnings on existing assets in conformance with annual actuarial evaluations. The Pension Plan provides for annual benefits following normal retirement at age 65 equal to 1% of the employee's covered remuneration from January 1, 1987, until termination of employment plus 20% of the first $4,800 and 50% of amounts exceeding $4,800 of annual average covered remuneration for 1985 and 1986, reduced proportionately for service of less than fifteen years (as of December 31, 1986). Benefits payable under the Pension Plan are not subject to deduction for Social Security benefits or other offsets.

     Covered remuneration for purposes of the Pension Plan includes the employee's total annual compensation (salaries, bonuses and commissions) not to exceed $100,000 for 1985 and 1986, and $200,000 for 1987. From 1988 through
1993, this latter dollar limitation was adjusted automatically for each plan year to the amount prescribed by the Secretary of the Treasury, or his delegate, for such plan year. From 1994 until 1996, the maximum covered remuneration was $150,000. From 1997 through 1999, the maximum covered remuneration was $160,000, and for 2000 the maximum covered remuneration was $170,000. An employee who retires upon normal retirement at age 65 with at least four years of service will receive a full vested benefit. An employee who retires at age 55 with at least four years of service will receive the normal retirement benefit reduced by 1/2% for each month benefit payments commence before age 65. Employees who terminate employment with the Company for reasons other than death or retirement will be entitled to the vested portion of their benefits at their normal or early retirement age. Benefits vest at the rate of 0% for the first year of service, 33% for each of the next two years of service, and 34% for the fourth year of service. The retirement benefits payable at age 65 for those employees with service prior to January 1, 1987, will be composed of two items: (1) a benefit for service up to December 31, 1986, in accordance with the original Pension Plan formula recognizing pay as the average of 1985 and 1986 remuneration up to $100,000, and (2) a benefit for service commencing on January 1, 1987, equal to 1% of covered remuneration through the date of termination. Total years of credited service apply to both the original and amended Pension Plans for purposes of determining vesting and eligibility.

     As of December 31, 2000, the estimated annual benefits payable upon retirement at normal retirement age for each of the Named Executive Officers of the Company are: Mr. Baxter: $52,694; Mr. Gluck: $52,039; Mr. Handler: $64,161; Mr. Schenk: $50,084; and Mr. Shaw: $52,626.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Jefferies has extended credit to certain of its Directors, Officers, employees and shareholders in connection with their purchase of securities on margin. Receivables from its Officers and Directors were $3,907,132 at December 31, 2000. Such extensions of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     During 2000, in the ordinary course of business, Jefferies executed securities transactions on behalf of Tweedy, Browne Company L.L.C., a shareholder of the Company beneficially owning in excess of 5% of the Company's Common Stock, and received commissions of approximately $109,000.

     On October 16, 2000, Jefferies subleased certain office space to Magex Limited, a company whose Chairman and Chief Executive Officer is W. Patrick Campbell, a Director of the Company. According to the terms of the sublease, Magex Limited agreed to pay the Company a maximum of $357,000 in periodic rent payments over the term of the sublease in exchange for the leased office space. On April 4, 2001, Magex Limited terminated the sublease in accordance with its terms.

     The Company believes the foregoing transactions were on terms no less favorable to the Company than could have been obtained from unaffiliated parties. The Board of Directors has adopted a policy which provides that the Company will not enter into any transactions with its Directors, Officers, or affiliates (not including companies consolidated with it for financial reporting purposes), other than those related to employee or director compensation or expense reimbursement and other than those having terms no less favorable to the Company than could have been obtained from unaffiliated parties, unless approved by the Company's disinterested and independent Directors.

                     ANNUAL REPORT AND INDEPENDENT AUDITORS

     The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2000, accompanies this Proxy Statement, but is not deemed a part of the proxy soliciting material.

     KPMG LLP were the Company's independent auditors for the year ended December 31, 2000. The appointment of independent auditors is approved annually by the Board of Directors, which approval is based, in part, on the recommendations of the Audit Committee. In making its recommendations, the Audit

Committee reviews both the audit scope and estimated audit fees for the coming year. Shareholder approval is not sought in connection with this selection.

     A representative of KPMG LLP, the independent auditors who examined the consolidated financial statements of the Company for 2000, is expected to be present at the meeting to respond to appropriate questions of shareholders and will have the opportunity to make a statement if he so desires.

                                 OTHER MATTERS

     Management has received no timely notice of any other matter to come before the Annual Meeting, and does not otherwise know of any other matters to come before the Annual Meeting. However, if any additional matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on such matters.

                           INCORPORATION BY REFERENCE

     Certain financial and other information has been provided in the Annual Report on Form 10-K delivered with this Proxy Statement. The following sections of the Annual Report are hereby incorporated by reference: "Supplementary Financial Information," "Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," and "Quantitative and Qualitative Disclosures About Market Risk."

                             SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the proxy material relating to the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices in Los Angeles, California at the address set forth on the first page hereof, no later than December 12, 2001, to be included in the Company's proxy statement and proxy card, and no later than February 25, 2002, if to be presented at the meeting but not included in the proxy statement or proxy card in order to be considered timely under federal securities laws. Nothing in this paragraph shall be deemed to require the Company to include in its proxy materials relating to the 2002 Annual Meeting of Shareholders, any shareholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission and the Company's By-Laws at that time in effect.

                                          For the Board of Directors,

                                          Jerry M. Gluck, Secretary

April 11, 2001

                                                                      APPENDIX I

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                            OF JEFFERIES GROUP, INC.

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal audit.

     - Provide an avenue of communication among the independent auditors, management, internal audit, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Jefferies organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of at least three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Committee should meet privately in executive session at least annually with management, the members of the internal audit team, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedures

      1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

      2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

      3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal audit together with management's responses, including the status of previous recommendations.

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      4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of review of the Form 10-Q.

  Independent Auditors

      5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      6. Approve the fees and other significant compensation to be paid to the independent auditors.

      7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

      8. Review the independent auditors audit plan and engagement letter including scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

      9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  Internal Auditors and Legal Compliance

     11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal auditors, as needed.

     12. Review the appointment, performance, and replacement of the senior internal auditors.

     13. Review significant reports prepared by the internal audit together with management's response and follow-up to these reports.

     14. Review the internal auditors audit plan and engagement letter including scope, staffing, locations, reliance upon management, and general audit approach.

     15. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

     16. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     17. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     18. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     19. Annually review policies and procedures as well as audit results associated with directors' and officers expense accounts and perquisites. Annually review a summary of director and officers' related party transactions and potential conflicts of interest.

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